Exhibit 99.1

LiveVox Announces Third Quarter 2022 Financial Results
Third quarter total revenue year-over-year growth of 15.6% to $35.3 million
Third quarter contract revenue year-over-year growth of 21.4% to $28.0 million

SAN FRANCISCO, CA – November 8, 2022 - LiveVox Holdings, Inc. (“LiveVox” or the “Company”) (NASDAQ: LVOX), a leading global enterprise cloud communications company, today announced financial results for the third quarter ended September 30, 2022.

“We were encouraged by the early success of our pivot to a balanced growth strategy, especially beating the high end of our guidance for gross margin and Adjusted EBITDA,” said Louis Summe, co-founder and former CEO. “I believe the company is well positioned for its next phase of growth. I look forward to supporting the team in my new role as Board Vice Chairman.”

Third Quarter 2022 Financial Highlights
•Revenue: Total revenue was $35.3 million for the third quarter of 2022, up 15.6% compared to $30.5 million for the third quarter of 2021.
•Contract Revenue: Contract revenue was $28.0 million for the third quarter of 2022, up 21.4% compared to $23.1 million for the third quarter of 2021.
•Gross Profit and Gross Margin: Gross profit was $22.4 million for the third quarter of 2022, up 31.3% compared to $17.0 million for the third quarter of 2021; Gross margin was 63.4% for the third quarter of 2022, compared to 55.8% for the third quarter of 2021.
•Non-GAAP Gross Profit* and Non-GAAP Gross Margin*: Non-GAAP gross profit was $23.4 million for the third quarter of 2022, up 28.9% compared to $18.1 million for the third quarter of 2021; Non-GAAP gross margin was 66.3% for the third quarter of 2022, compared to 59.5% for the third quarter of 2021.
•Net loss: Net loss was $7.8 million for the third quarter of 2022, compared to net loss of $11.3 million for the third quarter of 2021.
•Adjusted EBITDA*: Adjusted EBITDA loss was $1.5 million for the third quarter of 2022, compared to Adjusted EBITDA loss of $6.3 million for the third quarter of 2021.
* Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

Business Outlook

In determining the financial guidance to provide to investors, the Company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook and the continued uncertainty of COVID-19 and its potential impact on the Company’s results. LiveVox emphasizes that the guidance provided is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below. As such, LiveVox is providing guidance for its fourth quarter of 2022 and updating its full year 2022 guidance and reaffirming its contract revenue and Adjusted EBITDA guidance:

•Fourth Quarter of 2022 Guidance:
◦Total revenue is expected to be in the range of $33.7 million to $35.2 million, representing growth of 6% to 10% year-over-year.
◦Contract revenue is expected to be in the range of $28.0 million to $29.0 million, representing growth of 15% to 19% year-over-year.
◦Excess usage revenue is expected to be in the range of $5.7 million to $6.2 million, representing decline of 24% to 18% year-over-year.
◦Adjusted EBITDA is expected to be in the range of $(1.6) million to $0.4 million.
•Full Year 2022 Guidance:
◦Total revenue is expected to be in the range of $134.0 million to $135.5 million, representing growth of 12% to 14% year-over-year.
◦Contract revenue is expected to be in the range of $108.0 million to $109.0 million, representing growth of 19% to 20% year-over-year.
◦Excess usage revenue is expected to be in the range of $26.0 million to $26.5 million, representing decline of 10% to 8% year-over-year.
◦Adjusted EBITDA loss is now expected to be in the range of $17.0 million to $15.0 million.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the future costs and expenses for which the Company adjusts, such as depreciation and amortization, long-term equity incentive bonus, stock-based compensation expense, interest income (expense), change in the fair value of warrant liability, other income (expense), provision for income taxes and severance costs, the effect of which may be significant.

Quarterly Conference Call
LiveVox will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the third quarter ended September 30, 2022. To access this call, dial 877-300-8521 for the U.S. or Canada, or 412-317-6026 for callers outside the U.S. or Canada. A live webcast of the conference call will be accessible from the Investor Relations section of LiveVox’s website, and a recording will be archived. An audio replay of this conference call will also be available through 11:59 p.m. Eastern Time , November 22, 2022, by dialing 844-512-2921 for the U.S. or Canada (or 412-317-6671 for callers outside the U.S. or Canada) and entering passcode 10171791.

About LiveVox, Inc.
LiveVox (Nasdaq: LVOX) is a next generation contact center platform that powers more than 14 billion omnichannel interactions a year. By seamlessly unifying blended omnichannel communications, CRM, AI, and WEM capabilities, the Company’s technology delivers exceptional agent and customer experiences, while helping to mitigate compliance risk. With 20 years of cloud experience and expertise, LiveVox’s CCaaS 2.0 platform is at the forefront of cloud contact center innovation. The Company has more than 600 global employees and is headquartered in San Francisco, with offices in Atlanta; Columbus; Denver; St. Louis; Medellin, Colombia; and Bangalore, India. To stay up to date with everything LiveVox, follow us at @LiveVox or visit http://www.livevox.com.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, the quotations of management, statements relating to expected bookings, expected revenue and annual recurring revenue from contracts, growth expectations, and future financial results, including guidance for the 2022 fourth quarter and full fiscal year. These statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LiveVox’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. LiveVox assumes no obligation to update or revise any such forward-looking statements except as required by law.

Important factors, among others, that may affect actual results or outcomes include risks or liabilities assumed as a result of our ability to meet financial and operating guidance, ability to achieve financial targets, and successfully manage capital expenditures; risks related to the high level of competition in the cloud contact center industry and the intense competition and competitive pressures from other companies in the industry in which the Company operates; risks related to the Company’s reliance on information systems and the ability to properly maintain the confidentiality and integrity of data; risks related to the occurrence of cyber incidents or a deficiency in cybersecurity protocols; risks related to the ability to obtain third-party software licenses for use in or with the Company’s products; general economic and business conditions, including but not limited to challenges associated with a tight labor market, inflationary pressures, volatility in foreign exchange rates, supply chain constraints, recessionary fears, and impacts from the invasion of Ukraine by Russia; the impact of COVID-19 on LiveVox’s business; risks related to our intellectual property rights, risks related to our ability to secure additional financing on favorable terms, or at all, to meet our capital needs; increased taxes and surcharges (including Universal Service Fund, whether labeled a “tax,” “surcharge,” or other designation) on our products which may increase our customers’ cost of using our products and/or increase our costs and reduce our profit margins to the extent the costs are not passed through to our customers, and our potential liability for past sales and other taxes, surcharges and fees; changes in government regulation applicable to the collections industry or any failure of us or our customers to comply with existing regulations; changes in base interest rates and significant market volatility on the Company’s business, the Company’s industry and the global economy; the Company’s ability to successfully manage its recent leadership transition; as well as those factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in the Company’s most recent filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filing.

The information contained in this press release is summary information that is intended to be considered in the context of LiveVox’s SEC filings and other public announcements that LiveVox may make, by press release or otherwise, from time to time. LiveVox also uses its website to distribute company information, including performance information, and such information may be deemed material. Accordingly, investors should monitor LiveVox’s website (http://www.livevox.com). LiveVox undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about LiveVox and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of LiveVox or information about the market, as indicative of future results, the achievement of which cannot be assured.

Consolidated Statements of Operations and Comprehensive Loss
(Unaudited) (In thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenue	$35,253	$30,507	$100,333	$87,365
Cost of revenue	12,893	13,479	39,073	46,274
Gross profit	22,360	17,028	61,260	41,091
Operating expenses
Sales and marketing expense	13,826	12,227	43,448	48,820
General and administrative expense	7,188	7,642	22,202	37,159
Research and development expense	7,553	8,130	24,210	44,479
Total operating expenses	28,567	27,999	89,860	130,458
Loss from operations	(6,207)	(10,971)	(28,600)	(89,367)
Interest expense, net	896	1,033	2,390	2,918
Change in the fair value of warrant liability	350	(300)	(134)	(675)
Other expense (income), net	160	(460)	209	(435)
Total other expense, net	1,406	273	2,465	1,808
Pre-tax loss	(7,613)	(11,244)	(31,065)	(91,175)
Provision for income taxes	159	100	474	187
Net loss	$(7,772)	$(11,344)	$(31,539)	$(91,362)
Comprehensive loss
Net loss	$(7,772)	$(11,344)	$(31,539)	$(91,362)
Other comprehensive loss, net of tax
Foreign currency translation adjustment	(159)	(41)	(361)	(27)
Net unrealized loss on marketable securities	(316)	—	(1,492)	—
Total other comprehensive loss, net of tax	(475)	(41)	(1,853)	(27)
Comprehensive loss	$(8,247)	$(11,385)	$(33,392)	$(91,389)
Net loss per share
Net loss per share—basic and diluted	$(0.08)	$(0.12)	$(0.34)	$(1.20)
Weighted average shares outstanding—basic and diluted	92,351	91,444	91,800	76,122

Consolidated Balance Sheets
(In thousands, except per share data)

	As of
	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,594	$47,217
Restricted cash, current	100	100
Marketable securities, current	47,540	7,226
Accounts receivable, net	20,253	20,128
Deferred sales commissions, current	3,079	2,691
Prepaid expenses and other current assets	5,140	6,151
Total Current Assets	98,706	83,513
Property and equipment, net	2,923	3,010
Goodwill	47,481	47,481
Intangible assets, net	17,518	20,195
Operating lease right-of-use assets	5,420	5,483
Deposits and other	427	664
Marketable securities, net of current	—	42,148
Deferred sales commissions, net of current	7,388	6,747
Deferred tax asset, net	131	—
Total Assets	$179,994	$209,241

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,123	$6,490
Accrued expenses	12,786	13,855
Deferred revenue, current	1,249	1,307
Term loan, current	841	561
Operating lease liabilities, current	1,742	1,946
Finance lease liabilities, current	18	26
Total current liabilities	20,759	24,185
Long term liabilities:
Deferred revenue, net of current	443	456
Term loan, net of current	53,839	54,459
Operating lease liabilities, net of current	4,043	4,046
Finance lease liabilities, net of current	—	11
Deferred tax liability, net	—	2
Warrant liability	633	767
Other long-term liabilities	338	337
Total liabilities	80,055	84,263

Commitments and contingencies
Stockholders’ equity:

Preferred stock, $0.0001 par value per share; 25,000 shares authorized and none issued and outstanding as of September 30, 2022 and December 31, 2021.	—	—
Common stock, $0.0001 par value per share; 500,000 shares authorized and 92,506 shares issued and outstanding as of September 30, 2022; 500,000 shares authorized and 90,697 shares issued and outstanding as of December 31, 2021.	9	9
Additional paid-in capital	261,821	253,468
Accumulated other comprehensive loss	(2,330)	(477)
Accumulated deficit	(159,561)	(128,022)
Total stockholders’ equity	99,939	124,978
Total liabilities & stockholders’ equity	$179,994	$209,241

Consolidated Statements of Cash Flows
(Unaudited) (Dollars in thousands)

	For the nine months ended September 30,
	2022	2021
Operating activities:
Net loss	$(31,539)	$(91,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	873	1,475
Amortization of identified intangible assets	2,677	3,358
Amortization of deferred loan origination costs	81	102
Amortization of deferred sales commissions	2,312	1,368
Non-cash lease expense	1,369	1,207
Stock-based compensation expense	8,878	1,458
Equity incentive bonus	—	32,863
Bad debt expense	373	110
Loss on disposition of asset	13	—
Deferred income tax benefit	(133)	(272)
Loss on sale of marketable securities	42	—
Amortization of premium paid on marketable securities	346	—
Change in the fair value of the warrant liability	(134)	(675)
Offering cost associated with Warrants recorded as liabilities	—	41
Changes in assets and liabilities
Accounts receivable	(498)	(2,648)
Other assets	1,249	(2,514)
Deferred sales commissions	(3,340)	(5,347)
Accounts payable	(2,369)	1,725
Accrued expenses	(1,945)	1,225
Deferred revenue	(71)	(54)
Operating lease liabilities	(1,467)	(1,202)
Other long-term liabilities	—	(2)
Net cash used in operating activities	(23,283)	(59,144)
Investing activities:
Purchases of property and equipment	(880)	(1,210)
Purchases of marketable securities	(9,459)	—
Proceeds from sale of marketable securities	3,451	—
Proceeds from maturities and principal paydowns of marketable securities	5,961	—
Proceeds from asset acquisition, net of cash paid	—	1,326
Net cash provided by (used in) investing activities	(927)	116
Financing activities:
Proceeds from Merger and PIPE financing, net of cash paid	—	157,383
Repayments on loan payable	(421)	(1,676)
Repayments of drawdown on line of credit	—	(4,672)
Debt issuance costs	—	(153)
Payments of contingent consideration liability	—	(5,969)
Repayments on finance lease obligations	(19)	(331)

Payments of employees’ withholding taxes on net share settlement of share-based awards	(513)	—
Proceeds from the structured payable arrangement	1,311	—
Principal payments under the structured payable arrangement	(435)	—
Net cash provided by (used in) financing activities	(77)	144,582
Effect of foreign currency translation	(336)	(40)
Net increase (decrease) in cash, cash equivalents and restricted cash	(24,623)	85,514
Cash, cash equivalents, and restricted cash beginning of period	47,317	19,566
Cash, cash equivalents, and restricted cash end of period	$22,694	$105,080

	For the nine months ended September 30,
	2022	2021
Supplemental disclosure of cash flow information:
Interest paid	$2,619	$2,828
Income taxes paid	345	237
Supplemental schedule of noncash investing activities:
Change in unrealized loss on marketable securities	$1,492	$—
Additional right-of-use assets	1,261	3,246

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets (dollars in thousands):

	As of September 30,
	2022	2021
Cash and cash equivalents	$22,594	$104,980
Restricted cash, current	100	—
Restricted cash, net of current	—	100
Total cash, cash equivalents and restricted cash	$22,694	$105,080

Non-GAAP Financial Measures
Management uses non-GAAP financial measures to evaluate operating performance. We believe non-GAAP financial measures provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Adjusted EBITDA
We monitor Adjusted EBITDA, a non-generally accepted accounting principle (“Non-GAAP”) financial measure, to analyze our financial results and believe that it is useful to investors, as a supplement to U.S. GAAP measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and our calculation of Adjusted EBITDA may differ from that of other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our consolidated financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) depreciation and amortization, (ii) long-term equity incentive bonus, (iii) stock-based compensation expense, (iv) interest expense, net, (v) change in the fair value of warrant liability, (vi) other expense (income), net, (vii) provision for income taxes, and (viii) other items that do not directly affect what we consider to be our core operating performance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin Percentage
U.S. GAAP defines gross profit as revenue less cost of revenue. Cost of revenue includes all expenses associated with our various product offerings. We define Non-GAAP gross profit as gross profit after adding back the following items: (i) depreciation and amortization; (ii) long-term equity incentive bonus and stock-based compensation expenses; and (iii) severance costs. We add back depreciation and amortization, long-term equity incentive bonus and stock-based compensation expenses and severance costs because they are one-time or non-cash items. We eliminate the impact of these one-time or non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe showing Non-GAAP gross margin to remove the impact of these one-time or non-cash expenses is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin percentage by dividing Non-GAAP gross profit by revenue, expressed as a percentage of revenue.

Management uses Non-GAAP gross profit and Non-GAAP gross margin percentage to evaluate operating performance and to determine resource allocation among our various product offerings. We believe Non-GAAP gross profit and Non-GAAP gross margin percentage provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors. Non-GAAP gross profit and Non-GAAP gross margin percentage may not be comparable to similarly titled measures of other companies because other companies may not calculate Non-GAAP gross profit and Non-GAAP gross margin percentage or similarly titled measures in the same manner as we do.

Please see tables below for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures for the periods presented.

GAAP Net Loss to Adjusted EBITDA
(Unaudited) (Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(7,772)	$(11,344)	$(31,539)	$(91,362)
Non-GAAP adjustments:
Depreciation and amortization	1,119	1,628	3,550	4,834
Long-term equity incentive bonus and stock-based compensation expenses	2,976	2,069	8,878	72,035
Interest expense, net	896	1,033	2,390	2,918
Change in the fair value of warrant liability	350	(300)	(134)	(675)
Other expense (income), net	160	(460)	209	(435)
Acquisition and financing related fees and expenses	—	480	10	1,521
Transaction-related costs	98	531	281	1,834
Golden Gate Capital management fee expenses	—	(11)	—	135
Provision for income taxes	159	100	474	187
Severance costs	521	—	521	—
Adjusted EBITDA	$(1,493)	$(6,274)	$(15,360)	$(9,008)

GAAP Gross Profit to Non-GAAP Gross Profit
(Unaudited) (Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross profit	$22,360	$17,028	$61,260	$41,091
Depreciation and amortization	343	927	1,295	2,785
Long-term equity incentive bonus and stock-based compensation expenses	284	190	999	9,877
Severance costs	400	—	400	—
Non-GAAP gross profit	$23,387	$18,145	$63,954	$53,753

Gross margin %	63.4%	55.8%	61.1%	47.0%
Non-GAAP gross margin %	66.3%	59.5%	63.7%	61.5%

The following table presents the stock-based compensation expenses included in Company’s results of operations for the three and nine months ended September 30, 2022 and 2021 (dollars in thousands):

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2022	2021	2022	2021
Cost of revenue	$284	$154	$999	$182
Sales and marketing expense	706	255	2,184	312
General and administrative expense	1,055	354	2,655	490
Research and development expense	931	417	3,040	474
Total stock-based compensation	$2,976	$1,180	$8,878	$1,458

The following table presents the long-term equity incentive bonus included in Company’s results of operations for the three and nine months ended September 30, 2022 and 2021 (dollars in thousands):

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2022	2021	2022	2021
Cost of revenue	$—	$36	$—	$9,695
Sales and marketing expense	—	313	—	18,401
General and administrative expense	—	194	—	18,595
Research and development expense	—	346	—	23,886
Total long-term equity incentive bonus	$—	$889	$—	$70,577

Contacts
Investor Contacts:
Alexis Waadt
awaadt@livevox.com

Ryan Gardella
livevoxIR@icrinc.com

Press contacts:
Nick Bandy
nbandy@livevox.com

Katie Creaser
livevoxPR@icrinc.com

Source: LiveVox Holdings, Inc.